Exhibit 99.1

INDEPENDENT REGISTERED AUDITORS REPORT

To the Board of Directors
310 holdings, Inc.

The accompanying statement was prepared to present the schedule of property being purchased by 310 holdings, Inc. pursuant to a purchase agreement described in note 1, and is not intended to be a complete presentation of the assets and liabilities of 310 holdings, Inc.

In our opinion, the accompanying statement of property presents fairly, in all material respects, the property per the purchase agreement referred to in note 1, in conformity with Generally Accepted Accounting Principles.

This report is intended solely for the use of the Board of Directors and management of 310 holdings, Inc. and should not be used for any other purpose.

Gately & Associates, LLC
July 9, 2009

JOHN BORDYNUIK, INC.

ASSET SUMMARY

FURNITURE & FIXTURES	34,620.22
Office Furniture & Appliances

EQUIPMENT - OFFICE	97,382.83
Computers, Server Racks, Copiers, Printers, Faxes

EQUIPMENT- IT PRODUCTION	372,097.17
Tape Dehumidification Systems, Tape Ovens,
Mobile Data Conversion Container, HP Servers, Photographing Stations

EQUIPMENT - PLASTIC 2 OIL	41,954.29

EQUIPMENT - MACHINERY & TOOLS	4,591.13
Meters, Scopes, Soldering Guns, Compressors, Presses
$550,645.64

FOOTNOTE 1 – THE PURCHASE AGREEMENT

On June 25, 2009 310, Inc. (the Company) entered into an agreement with John Bordynuik, Inc. to purchase property whereby the Company issued 809,593 common shares which represents a value of $931,032.  The schedule of property value holds its historical cost less the accumulated depreciation as this value is not materially different that its fair market value.